UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 24, 2014

WEATHERFORD INTERNATIONAL LTD.
(Exact name of registrant as specified in its charter)

Switzerland	001-34258	98-0606750
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4-6 Rue Jean-François Bartholoni, 1204 Geneva, Switzerland	Not Applicable
(Address of principal executive offices)	(Zip Code)

 Registrant’s telephone number, including area code: +41.22.816.1500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01     Regulation FD Disclosure.

On March 24, 2014, Weatherford International Ltd. (“we” or the “Company”) announced that the Company, through one of its subsidiaries, has entered into an agreement with an affiliate of Baker Hughes Incorporated for the sale and purchase of the Company’s pipeline and specialty services business for total consideration of $250 million, including $241 million in cash and $9 million in retained working capital. The closing of the sale is subject to customary closing conditions and regulatory approvals, including antitrust approval.

A copy of the press release announcing the transaction is furnished as Exhibit 99.1 and incorporated into this Item 7.01.

The information contained in this Item 7.01 is deemed to be “furnished” and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing. Additionally, statements in this report that are not historical statements, including statements regarding the transaction described herein are forward-looking statements within the meaning of the federal securities law and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements are subject to numerous risks and uncertainties, many of which are beyond our control. These include, but are not limited to, the closing of the sale. Except as required by law, we do not intend to update these forward-looking statements and information.

Item 9.01     Financial Statements and Exhibits.

(d)	Exhibits

The exhibit listed below is furnished pursuant to Item 9.01 of this Form 8-K.

99.1	Press Release issued by Weatherford International Ltd. on March 24, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WEATHERFORD INTERNATIONAL LTD.
Date: March 24, 2014
/s/ Krishna Shivram
Krishna Shivram
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Number	Description
99.1	Press Release issued by Weatherford International Ltd. on March 24, 2014